Exhibit 10.4

INTEGRATED ELECTRICAL SERVICES, INC.

[Date]

[Recipient]

[Address]

Grant of Phantom Stock Units

Dear [Recipient’s First Name]:

In accordance with your election with respect to the form in which the compensation (“Director Compensation” ) payable in respect of your services as a non-employee member of the Board of Directors (the “Board”) of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”) until the next annual stockholders’ meeting will be provided, this agreement (this “Agreement”) evidences the grant (the “Grant”) to you of Phantom Stock Units under the Integrated Electrical Services, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”), on the terms and conditions set forth below. This Agreement pertains only to the portion of your Director Compensation that you have elected to receive in the form of Phantom Stock Units. To the extent that you have elected also to receive a portion of your Director Compensation in cash or in fully vested shares of the Company’s common stock, such cash or shares shall be payable on a quarterly basis in accordance with the terms and conditions of the Company’s compensation program for its non-employee directors.

1. You will receive, on the last trading day in each fiscal quarter of the Company’s              fiscal year (the “Last Quarterly Trading Day”), that number of Phantom Stock Units as is equal to the product of (i) one-fourth of your “PSU Compensation” and (ii) the “Quarterly Closing Price.” Your PSU Compensation is that portion of your Director Compensation that you have elected to receive in the form of Phantom Stock Units. The Quarterly Closing Price is value of a Share on the applicable Last Quarterly Trading Day, as determined based on the last reported regular way transaction effected on such date as reported on the principal exchange or quotation system upon which the Shares are then traded (the “Closing Price”).

2. Each Phantom Stock Unit is a right to receive one share of the Company’s common stock, par value $0.01 per share (a “Share”), at the time or times specified below, provided that any fractional Phantom Stock Units shall be payable in cash based on the Closing Price on the date the Phantom Stock Units are payable to you (or, if applicable, based on the price payable to shareholders for a share of the Company’s common stock in connection with a Change in Control).

3. Any Phantom Stock Units credited hereunder will be fully vested when granted. Except as otherwise provided below, the shares of stock corresponding to such Phantom Stock Units shall be issuable to you on the date that you leave the Company’s board of directors for any reason (the “Separation Date”).

4. Notwithstanding Section 3 of this Agreement, if a Change of Control occurs on or prior to the Separation Date that also qualifies as a change in control or effective control of the Company under the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, the shares of stock corresponding to your Phantom Stock Units shall be payable to you on the date of the Change of Control (the “Change of Control Date”).

5. All rights in respect of Phantom Stock Units granted under the terms and conditions of this Agreement shall belong to you and may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order,” and shall not be subject to execution, attachment, or similar process.

6. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company or upon any lawful person claiming under you.

7. Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

8. This Agreement is subject to the terms of the Plan, which are hereby incorporated herein by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan will be the controlling document. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflicts of laws.

By signing below, you agree that this Award is made under and governed by the terms and conditions of the Plan, including the terms and conditions set forth in this Agreement. Please execute and return this Agreement to              and retain a copy for your records.

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Name:
Title:

Agreed:

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